EXHIBIT 10.40

                                       SPI
                               SARE PLASTICS INC.

                                                           December 10, 1998

Ernest Zavoral, President
Flex Marketing, inc.
P.O. Box 22
Canfield, OH 44406

Dear Ernest:

           This is the quote you asked for & we discussed yesterday to assemble and package the foam roller back massage.

           The assembly would include the drilling of the frame, (using your drill press) putting together all components, placing lock caps on one end of metal rods, and gluing ends of cartons after videotape, instructions and assembled unit is put in carton.

           The price to do this would be $2.50 for each unit, with all components being supplied to us.

           If you would like for us to pick up the components from Esterle Mold, the cost for each trip would be $75.00 using or 24ft. van body truck.

           The payment terms would be net 30 days.

           If you need more information please call me.

           Thanks for giving us the opportunity to be a part of this program.

                                                Sincerely,

                                                /s/Paul W.  Sare
                                                Paul W.  Sare





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